Exhibit 10.2

MAGNACHIP SEMICONDUCTOR CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

Magnachip Semiconductor Corporation (the “Company”) has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (this “Agreement”) is attached an Award consisting of Restricted Stock Units subject to the terms and conditions set forth in the Grant Notice and this Agreement. The appendix attached hereto (the “Appendix”) and the terms and conditions for the Participant’s country set forth therein are incorporated by reference into this Agreement. The Participant shall be entitled to Dividend Equivalent Rights with respect to the Award.

The Award has been granted pursuant to and shall in all respects be subject to the terms conditions of the Magnachip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan (the “Plan”), as amended from time to time, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(a) “Dividend Equivalent Units” mean additional Restricted Stock Units credited pursuant to Section 4.3.

(b) “Units” mean the Restricted Stock Units originally granted pursuant to the Award and the Dividend Equivalent Units credited pursuant to the Award, as both shall be adjusted from time to time pursuant to Section 9.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. CERTAIN CONDITIONS OF THE AWARD.

2.1 Compliance with Local Law. The Participant agrees that the Participant will not acquire shares pursuant to the Award, or transfer, assign, sell or otherwise deal in such shares except in compliance with Local Law.

2.2 Service Conditions. By accepting the Award, the Participant acknowledges and agrees that:

(a) Any notice period mandated under Local Law shall not be treated as Service for the purpose of determining the vesting of the Award; and the Participant’s right to receive shares in settlement of the Award after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(b) Notwithstanding anything to the contrary in the Grant Notice, if the Participant’s employment or service is terminated by the Participating Company to which the Participant renders Service (the “Service Recipient”) without Cause or if the Participant resigns for Good Reason, in each case not in connection with a CIC Qualified Termination (as each capitalized term is defined in the Participant’s employment, consulting or other service contract, which remains in effect at the time such term requires application, with the Participating Company) and prior to full settlement of the Award, the Participant will remain eligible to vest with respect to a pro rata portion of the next tranche of the Units scheduled to vest pursuant to the Grant Notice applicable to such Award. The pro rata portion will be determined by multiplying the number of shares underlying such tranche of the Award by a fraction, (x) the numerator of which is the number of full months (without any rounding) from the Prior Vesting Date (as defined below) to the date of such termination and (y) the denominator of which is the number of full months from the Prior Vesting Date to the next vesting date. All Awards in excess of the pro rata portion thereof that remains outstanding in accordance with the immediately preceding sentence shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto. “Prior Vesting Date” means (1) the vesting date immediately preceding the date of such termination or (2) if no such vesting date exists, then the date that is 364 days prior to the next vesting date.

(c) If the Participant incurs a CIC Qualified Termination, all unvested Units will fully vest on the date of such termination.

(d) The vesting of the Award shall cease upon, and no Units shall vest following, the termination of the Participant’s Service for any reason other than as set forth in Section 2.2 (b) or (c). Further, all unvested Units shall be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto.

(e) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(f) The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.

(g) All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.

(h) The Participant’s participation in the Plan shall not create a right to further Service with any Participating Company and shall not interfere with the ability of any Participating Company to terminate the Participant’s Service at any time, with or without Cause, insofar as permitted under Local Law.

(i) The Participant is voluntarily participating in the Plan.

(j) The Award and resulting shares, if any, are an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to any Participating Company, and which is outside the scope of the Participant’s employment, consulting or other service contract, if any.

(k) The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, payment in lieu of notice, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.

(l) In the event that the Participant does not provide Service to the Participating Company, the Award grant will not be interpreted to form an employment, consulting or other service contract or relationship with the Participating Company.

(m) The future value of the underlying shares is unknown and cannot be predicted with certainty. If the Participant obtains shares upon settlement of the Award, the value of those shares may increase or decrease.

(n) In consideration of the grant of an Award, no claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares acquired upon settlement of the Award resulting from termination of the Participant’s Service (for any reason whether or not in breach of Local Law), and the Participant irrevocably releases the Company and each other Participating Company from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

(o) Neither the Company nor Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Award, or any amounts due to the Participant pursuant to the settlement of the Award or the subsequent sale of any shares acquired upon settlement.

2.3 Data Privacy Consent.

(A) THE PARTICIPANT HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF THE PARTICIPANT’S PERSONAL DATA AS DESCRIBED IN THIS DOCUMENT BY AND AMONG THE MEMBERS OF THE PARTICIPATING COMPANY GROUP FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PARTICIPANT’S PARTICIPATION IN THE PLAN.

(B) THE PARTICIPANT UNDERSTANDS THAT THE PARTICIPATING COMPANY GROUP HOLDS CERTAIN PERSONAL INFORMATION ABOUT THE PARTICIPANT, INCLUDING, BUT NOT LIMITED TO, THE PARTICIPANT’S NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL SECURITY NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OR DIRECTORSHIPS HELD IN THE COMPANY, DETAILS OF ALL AWARDS OR ANY OTHER ENTITLEMENT TO SHARES AWARDED, CANCELED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN THE PARTICIPANT’S FAVOR (COLLECTIVELY, “DATA”), FOR THE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PLAN. THE PARTICIPANT UNDERSTANDS THAT DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN THE PARTICIPANT’S COUNTRY OR ELSEWHERE, AND THAT THE RECIPIENT’S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN THE PARTICIPANT’S COUNTRY.

(C) THE PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE DATA BY CONTACTING THE PARTICIPANT’S LOCAL HUMAN RESOURCES REPRESENTATIVE. THE PARTICIPANT AUTHORIZES THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PARTICIPANT’S PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM THE PARTICIPANT MAY ELECT TO DEPOSIT ANY SHARES ACQUIRED UPON SETTLEMENT OF THE AWARD. THE PARTICIPANT UNDERSTANDS THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE THE PARTICIPANT’S PARTICIPATION IN THE PLAN. THE PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF DATA, REQUIRE ANY NECESSARY AMENDMENTS TO DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY CONTACTING IN WRITING THE PARTICIPANT’S LOCAL HUMAN RESOURCES REPRESENTATIVE. THE PARTICIPANT UNDERSTANDS, HOWEVER, THAT REFUSING OR WITHDRAWING THE PARTICIPANT’S CONSENT MAY AFFECT THE PARTICIPANT’S ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF THE PARTICIPANT’S REFUSAL TO CONSENT OR WITHDRAWAL OF CONSENT, THE PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY CONTACT THE PARTICIPANT’S LOCAL HUMAN RESOURCES REPRESENTATIVE.

3. ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation or election which is the responsibility of or which is allocated to the Company herein, provided that the Officer has actual authority with respect to such matter, right, obligation or election.

4. THE AWARD.

4.1 Grant of Units. The Company hereby grants to the Participant, subject to the provisions of this Agreement, the Total Number of the Units set forth in the Grant Notice, subject to adjustment as provided in Section 4.3 and Section 9. Subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.

4.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units.

4.3 Dividend Equivalent Units. On the date that the Company pays a cash dividend to holders of Stock generally, the Participant shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per share of Stock on such date and (ii) the total number of Units and Dividend Equivalent Units previously credited to the Participant pursuant to the Award and which have not been settled or forfeited pursuant to Section 6 below as of such date, by (b) the Fair Market Value per share of Stock on such date. Any resulting fractional Dividend Equivalent Unit shall be rounded to the nearest whole number. Such additional Dividend Equivalent Units shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Units originally subject to the Award with respect to which they have been credited.

5. VESTING OF UNITS.

Units acquired pursuant to this Agreement shall become Vested Units as provided in the Grant Notice. Dividend Equivalent Units shall become Vested Units at the same time as the Units originally subject to the Award with respect to which they have been credited.

6. FORFEITURE OF UNITS.

In the event that the Participant’s Service is terminated by the Service Recipient for Cause, insofar as permitted under Local Law the Participant shall forfeit, and the Company shall automatically reacquire, all Units (whether vested or unvested), and the Participant shall not be entitled to any payment therefor.

7. SETTLEMENT OF THE AWARD.

7.1 Issuance of Shares of Stock. Subject to the provisions of Section 7.3, as soon as reasonably practicable following the date upon which Units vest (such date, the “Settlement Date”)(but in no event later than March 15th of the calendar year following the calendar year in which the Units vest), the Company shall issue to the Participant with respect to each such Vested Unit one (1) share of Stock. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.3, Section 7 or the Company’s Securities Trading Policy or any stock ownership guidelines or holding period guidelines established by the Board from time to time.

7.2 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

7.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of United States federal, state law and Local Law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable United States federal, state or Local Law, or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, or the impracticality of doing so, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

7.4 Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

8. TAX WITHHOLDING.

Regardless of any action the Company or the Service Recipient takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due or deemed legally due by the Participant is and remains the Participant’s responsibility and that the Company and the Service Recipient (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Units, including the grant and vesting of Units, subsequent delivery of shares or cash related to such Units or the subsequent sale of any shares acquired pursuant to such Units and receipt of any dividend equivalent payments (if any) and (ii) do not commit to structure the terms or any aspect of this grant of Units to reduce or eliminate the Participant’s liability for Tax-Related Items.

The Participant shall satisfy Tax-Related Items by having the Company or the Service Recipient deduct from shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a Fair Market Value not in excess of the amount of such Tax-Related Items determined by the maximum applicable statutory withholding rates. Notwithstanding the foregoing, the Committee may instead, upon notice to the Participant, require the Participant to pay the Company or the Service Recipient in cash any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold as a result of the Participant’s participation in the Plan or the Participant’s receipt of Units (including, without limitation, by the Service Recipient withholding such amounts from the Participant’s wages, which the Participant hereby authorizes). If the obligation for Tax-Related Items is satisfied by withholding a number of shares as described herein, the Participant understands that he or she will be deemed to have been issued the full number of shares subject to the settled Units, notwithstanding that a number of shares are held back solely for the purpose of paying Tax-Related Items due as a result of the settlement of the Units. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

In the event that the amount of the withholding is greater than the amount of Tax-Related Items, the Company or the Service Recipient may refund the amount of the over-withholding to the Participant (with no entitlement to any Stock equivalent), or alternatively, the Company or the Service Recipient may require the Participant to seek a refund from the applicable tax authorities. In the event that the amount of the withholding is less than the amount of Tax-Related Items, the Participant may be required to pay the under-withheld Tax-Related Items to the Company and/or the Service Recipient or directly to the applicable tax authorities.

The Company may refuse to deliver the shares if the Participant fails to comply with the Participant’s obligations in connection with Tax-Related Items.

The Participant acknowledges and understands that the Participant should consult a tax advisor regarding the Participant’s tax obligations prior to such settlement or disposition.

9. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A, to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, or any other corporate transaction or event having an effect similar to any of the foregoing, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy, which shall be treated in accordance with Section 4.3) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10. RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 4.3 and Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment contract between the Service Recipient and the Participant, the Participant’s employment is “at will” and is for no specified term unless otherwise required under applicable law. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of the Service Recipient or interfere in any way with any right of the applicable Service Recipient to terminate the Participant’s Service at any time.

11. LEGENDS.

The Company may at any time place legends referencing any applicable United States federal, state or non-U.S. securities law, including Local Law, restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

12. MISCELLANEOUS PROVISIONS.

12.1 Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as set forth in Section 9 or in connection with a Change in Control, no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

12.2 Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

12.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

12.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

12.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or non-U.S. postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include the Plan, the Grant Notice, this Agreement, the Plan Prospectus and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 12.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 12.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 12.5(a) or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 12.5(a).

12.6 Integrated Agreement. The Grant Notice (including its exhibits), this Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

12.7 Country-Specific Terms and Conditions. Notwithstanding any other provision of this Agreement to the contrary, the Award shall be subject to the additional terms and conditions, if any, set forth in the Appendix to this Agreement which are applicable to the Participant’s country, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Participant relocates to one of the countries included in the Appendix, the additional terms and conditions applicable to such country will apply to the Award to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan or this Agreement.

12.8 Applicable Law. This Agreement shall be governed by the laws of the State of Delaware. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties as evidenced by this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of Santa Clara, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this Agreement is made and/or performed.

12.9 Language. The Participant acknowledges that the Participant is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the provisions in this Agreement and the Plan. Further, if the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

12.10 Insider Trading / Market Abuse Restrictions. The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the U.S. and the Participant’s country of residence, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares or rights to shares (e.g., Units) or rights linked to the value of shares during such times as the Participant is considered to have “inside information” regarding the Company (as defined by applicable laws). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s Securities Trading Policy. The Participant is responsible for ensuring compliance with any applicable restrictions.

12.11 Foreign Asset and Account Reporting and Exchange Control Requirements. Certain foreign asset and foreign account reporting requirements and exchange controls may affect the Participant’s ability to acquire or hold shares under the Plan or cash received from participating in the Plan in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant may also be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker or within a certain time after receipt. The Participant is responsible for complying with any applicable regulations and should consult the Participant’s personal legal and tax advisors.

12.12 Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant.

12.13 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.14 Clawback. The Award will be subject to recoupment in accordance with the Company’s Clawback Policy or any other clawback or recoupment policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

APPENDIX

ADDITIONAL TERMS AND CONDITIONS OF

MAGNACHIP SEMICONDUCTOR CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan, the Grant Notice and the Agreement.

TERMS AND CONDITIONS

This Appendix includes additional terms and conditions that govern the Units granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below. If the Participant is a citizen or resident (or is deemed to be a citizen or resident for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the grant of the Units, the Company shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall apply to the Participant.

NOTIFICATIONS

This Appendix may also include information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of April 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of the Participant’s participation in the Plan because such information may be out-of-date when the Participant’s Units vest and/or the Participant sells any shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation. As a result, the Company is not in a position to assure the Participant of any particular result. The Participant is therefore advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident (or is deemed to be a citizen or resident for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the grant of the Units, the notifications contained herein may not apply to the Participant in the same manner.

Below please find additional terms and conditions, as well as notifications, that apply to Korea and the United States.

KOREA

Terms and Conditions

There are no country-specific terms and conditions.

Notifications

If the Participant receives and owns Stocks at the time of delivery through a foreign financial account (i.e., financial account outside of Korea) and the total balance of all accounts of the Participant exceed KRW500 million on any last day of each month during a year, the Participant is required to file a Foreign Financial Account Report in accordance with the Korean tax law.

UNITED STATES

Terms and Conditions for Participants subject to Tax in the United States

1. The following paragraph is inserted as a new Section 12.15 to the Agreement:

“Section 409A of the U.S. Internal Revenue Code. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A, so that the income inclusion provisions of Section 409A(a)(1) do not apply. This Agreement shall be administered in a manner consistent with this intent. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall any Participating Company or any of their respective Subsidiary Corporations or Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A or otherwise. For purposes of this Agreement, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.”

Notifications

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